Exhibit 4.2

MOMENTIVE PERFORMANCE MATERIALS INC.

$635,000,000 9.0% Second-Priority Springing Lien Notes Due 2021

€150,000,000 9.5% Second-Priority Springing Lien Notes Due 2021

REGISTRATION RIGHTS AGREEMENT

November 5, 2010

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

As Representative of the several Dollar Note Purchasers named in Schedule A hereto

J.P. MORGAN SECURITIES LTD.

125 London Wall

London EC2Y 5AJ

As Representative of the several Euro Note Purchasers named in Schedule A hereto

Dear Sirs:

Momentive Performance Materials Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell (i) U.S.$635,000,000 principal amount of its 9.0% Second-Priority Springing Lien Notes due 2021 (the “Dollar Notes”) to the several initial purchasers of the Dollar Notes named in Schedule A hereto (the “Dollar Note Purchasers”) and (ii) €150,000,000 principal amount of its 9.5% Second-Priority Springing Lien Notes due 2021 (the “Euro Notes” and together with the Dollar Notes, the “Initial Securities”) to the several initial purchasers of the Euro Notes named in Schedule A hereto (the “Euro Note Purchasers” and together with the Dollar Note Purchasers, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated October 27, 2010 among the Issuer, and each of the Issuer’s existing U.S. restricted subsidiaries that guarantees the Issuer’s senior secured credit facilities named on Schedule B to the Purchase Agreement (the “Guarantors”) and the Initial Purchasers (the “Purchase Agreement”). The Initial Securities will be issued pursuant to an indenture, dated as of the date hereof (the “Indenture”), among the Issuer, the Guarantors, The Bank of New York Mellon Trust Company, N.A., as the trustee (the “Trustee”) and as collateral agent and The Bank of New York Mellon, London Branch, as the authenticating agent, paying agent, registrar and note custodian for the Euro Notes. The Initial Securities will be unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (as defined below) (collectively the “Holders”), as follows:

1. Registered Exchange Offer. Unless not permitted by applicable law, the Issuer shall prepare and use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for (x) the Dollar Notes, a like aggregate principal amount of debt securities of the Issuer issued under the Indenture, substantially identical in all material respects to the Dollar Notes (except for the transfer restrictions relating to the Dollar Notes and the provisions relating to the matters described in Section 6 hereof) and registered under the Securities Act (the “Exchange Dollar Notes”) and (y) the Euro Notes, a like aggregate principal amount of debt securities of the Issuer issued under the Indenture, substantially identical in all material respects to the Euro Notes (except for the transfer restrictions relating to the Euro Notes and the provisions relating to the matters described in Section 6 hereof) and registered under the Securities Act (the “Exchange Euro Notes” and, together with the Exchange Dollar Notes, the “Exchange Securities”). The Issuer shall use its commercially reasonable efforts (i) to cause such Exchange Offer Registration Statement to become effective under the Securities Act on or prior to 365 days after the date of original issue of the Initial Securities (the “Issue Date”) (such 365th day referred to in clause (i) being the “Exchange Offer Effectiveness Target Date”) and (ii) to keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Issuer commences the Registered Exchange Offer, the Issuer (i) will be entitled to consummate the Registered Exchange Offer 20 business days after such commencement (provided that the Issuer has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will be required to consummate the Registered Exchange Offer no later than 40 days after the date on which the Exchange Offer Registration Statement is declared effective, or such later date required by law.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuer shall, as promptly as practicable, commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the applicable Initial Securities for the applicable Exchange Securities (assuming that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, acquires such Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of such Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Issuer acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Issuer shall keep the Exchange Offer Registration Statement effective and shall amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Issuer shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer (or such shorter period during which such persons are required by applicable law to deliver such prospectus).

If, upon consummation of the Registered Exchange Offer, (x) any Dollar Note Purchaser holds Dollar Notes acquired by it as part of its initial distribution or (y) any Euro Note Purchaser holds Euro Notes acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Dollar Notes and Exchange Euro Notes, respectively, pursuant to the Registered Exchange Offer, shall issue and deliver to such Dollar Note Purchaser and/or Euro Note Purchaser, upon the written request of such Dollar Note Purchaser and/or Euro Note Purchaser, in exchange (the “Private Exchange”) for (x) the Dollar Notes held by such Dollar Note Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Dollar Notes (the “Private Exchange Dollar Notes”) and (y) the Euro Notes held by such Euro Note Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act, the securities laws of the several states of the United States and the securities laws of the applicable European Union jurisdictions, but excluding provisions relating to the matters described in Section 6 hereof) to the Euro Notes (the “Private Exchange Euro Notes” and, together with the Private Exchange Dollar Notes, the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Issuer shall:

(a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

(i) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(ii) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(iii) cause the Trustee to authenticate and deliver promptly to (x) each Holder of the Dollar Notes, Exchange Dollar Notes or Private Exchange Dollar Notes, as the case may be, equal in principal amount to the Dollar Notes of such Holder so accepted for exchange and (y) each Holder of the Euro Notes, Exchange Euro Notes or Private Exchange Euro Notes, as the case may be, equal in principal amount to the Euro Notes of such Holder so accepted for exchange

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Dollar Note and Private Exchange Dollar Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Dollar Notes surrendered in exchange therefor or, if no interest has been paid on the Dollar Notes, from the Issue Date. Interest on each Exchange Euro Note and Private Exchange Euro Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Euro Notes surrendered in exchange therefor or, if no interest has been paid on the Euro Notes, from the Issue Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent in writing (which may be contained in the applicable letter of transmittal) to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Issuer will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies as to form in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Issuer is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the 365th day after the Issue Date, (iii) any Initial Purchaser so requests in writing on or prior to the 60th day after the consummation of the Registered Exchange Offer with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange or may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and any such Holder so requests in writing on or prior to the 60th day after the consummation of the Registered Exchange Offer, the Issuer shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a “Trigger Date”):

(a) The Issuer shall, at its cost, file with the Commission and thereafter use its commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) (x) in the case of a Shelf Registration Statement filed pursuant to clause (i) of the foregoing paragraph, no later than 365 days after the Issue Date and (y) in the case of a Shelf Registration Statement filed pursuant to clause (ii), (iii) or (iv) of the foregoing paragraph, as promptly as possible after the 365th day after the Issue Date (such 365th day referred to in clauses (x) and (y) being the “Shelf Effectiveness Target Date”) a shelf registration statement covering resales of the Initial Securities or the Exchange Securities, as the case may be (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Issuer shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) can be sold pursuant to Rule 144 under the Securities Act, without any limitations under clauses (c), (e), (f) and (h) thereof (the “Shelf Registration Period”).

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Issuer shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Issuer shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuer shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser in writing, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be inhouse counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

(b) The Issuer shall give written notice to the Initial Purchasers, any Participating Broker-Dealer from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer and, in the case of a Shelf Registration only, each Holder of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission after the Registration Statement has become effective for amendments or supplements to the

Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Issuer to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv) of the receipt by the Issuer or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event during the period that the Registration Statement is effective that requires the Issuer to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Issuer shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

(d) The Issuer shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Issuer shall not, without prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e) The Issuer shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f) The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Issuer shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Issuer consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Issuer shall use its commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities, for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Issuer shall not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i) The Issuer shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Issuer is required to maintain an effective Registration Statement, the Issuer shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Issuer notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus and expressly agree to maintain the information contained in such notice confidential (except that such information may be disclosed to its counsel) until it has been publicly disclosed by the Issuer; notwithstanding the foregoing, the Issuer shall not be required to amend or supplement a Registration Statement or any related prospectus if (i) an event occurs and is continuing as a result of which the Shelf Registration or any related prospectus would, in the Issuer’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to such prospectus only, in light of the circumstances under which they were made) and (ii) (a) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on its business, operations or prospects or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed; and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). During the period during which the Issuer is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Issuer will prior to the three-year expiration of that Shelf Registration Statement file, and use its best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k) Not later than the effective date of the applicable Registration Statement, the Issuer will provide (i) a CUSIP number for the Dollar Notes, the Exchange Dollar Notes or the Private Exchange Dollar Notes, as the case may be, and (i) an ISIN number and a Common Code for the Exchange Notes, the Euro Notes or the Private Exchange Euro Notes, as the case may be.

(l) The Issuer will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earning statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 50 days after the end of a 12-month period (or 105 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The Issuer may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of the Securities as the Issuer may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Issuer may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(o) In the case of an offering of Securities to an underwriter or underwriters for reoffering to the public (an “Underwritten Offering”) pursuant to any Shelf Registration, the Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p) In the case of any Shelf Registration, the Issuer shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Dollar Note Purchasers by J.P. Morgan Securities LLC, the Euro Note Purchasers by J.P. Morgan Securities Ltd., and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; and provided, further, that each such Holder, underwriter, attorney, accountant or agent shall agree in writing that it will keep such information confidential and that it will not disclose any of the information that the Issuer determines, in good faith, to be confidential and notifies them in writing are confidential unless (A) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or prospectus, (B) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or is reasonably necessary in order to establish a “due diligence” defense pursuant to Section 11 of the Securities Act, or (C) the information has been made generally available to the public other than by any of such persons or their respective affiliates; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such person pursuant to clause (A) or (B) of this sentence in order to permit the Issuer to obtain a protective order (or to waive the provisions of this paragraph (p)).

(q) In the case of an Underwritten Offering pursuant to any Shelf Registration, the Issuer, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form and covering matters customarily covered in opinions delivered in connection with such transactions and addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement and as of an applicable time identified by such Holders or managing underwriters; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of any Initial Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the applicable Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the applicable Exchange Securities or the Private Exchange

Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s) The Issuer will use its commercially reasonable efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(t) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will cooperate with such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, at the expense of the Holders, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereof and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

4. Registration Expenses. All expenses incident to the Issuer’s performance of and compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

(a) all registration and filing fees and expenses;

(b) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(c) all expenses of printing (including printing of prospectuses), messenger and delivery services and telephone;

(d) all fees and disbursements of counsel for the Issuer;

(e) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance); and

(f) all fees and expenses of the Trustee and the exchange agents and all fees and expenses of their counsel.

The Issuer will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Issuer. Each Holder shall pay all underwriting discounts and commissions, and the fees of any counsel retained by or on behalf of the underwriters, and transfer taxes, if any, related to the sale or disposition of a Holder’s Securities pursuant to any Shelf Registration Statement.

5. Indemnification.

(a) The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or arise out of, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus” as defined in Commission Rule 433 (“Issuer FWP”), or arise out of, or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuer and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the condition of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if the Issuer had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer or the Guarantors may otherwise have to such Indemnified Party. The Issuer and the Guarantors shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuer and the Guarantors, each person, if any, who controls the Issuer and the Guarantors within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuer, the Guarantors or any such controlling persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuer by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer and the Guarantors for any legal or other expenses reasonably incurred by the Issuer, the Guarantors or any such controlling persons in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuer, the Guarantors or any of their controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses or more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Dollar Note Purchaser, its affiliates, directors and officers and any control persons of such Dollar Note Purchaser shall be designated in writing by J.P. Morgan Securities LLC, any such separate firm for any Euro Note Purchaser, its affiliates, directors and officers and any control persons of such Euro Note Purchaser shall be designated in writing by J.P. Morgan Securities Ltd. and any such separate firm for the Issuer, the Guarantors, their directors and officers and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. In the event that (i) any Dollar Note Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Dollar Note Purchaser and (ii) any Euro Note Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Euro Note Purchaser are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 5(c), and (i) any such Dollar Note Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Dollar Note Purchaser and (ii) any such Euro Note Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Euro Note Purchaser cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by J.P. Morgan Securities LLC. No indemnifying party shall, without the prior written consent of the indemnified party, provided that such consent is not unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient (although applicable in accordance with its terms) to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer. The obligations of the Holders hereunder are several, not joint.

(e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances.

(a) Additional interest (the “Additional Interest”) with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (v) below being herein called a “Registration Default”):

(i) if any such Registration Statement is not declared effective by the Commission on or prior to the Exchange Offer Effectiveness Target Date or the Shelf Effectiveness Target Date, as applicable;

(ii) if the Registered Exchange Offer is not consummated by the 30th day after the Exchange Offer Effectiveness Target Date;

(iii) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared (or becomes automatically) effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading,

(2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement has become effective.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Issuer or pursuant to operation of law or as a result of any action or inaction by the Commission. The Issuer shall promptly give written notice to the Trustee following the occurrence of a Registration Default.

Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the earlier of (x) the date on which all such Registration Defaults have been cured and (y) the date which is two years from the Issue Date, at a rate of 0.25% per annum (the “Additional Interest Rate”) for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 1.0% per annum. In no event shall the Issuer be obligated to pay Additional Interest under more than one of the clauses in this Section 6(a) at any one time and, in the case of a Shelf Registration, it is expressly understood that Additional Interest should be payable only with respect to Securities so requested to be registered pursuant to Section 2 hereof.

(b) A Registration Default referred to in Section 6(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus, (y) other material events with respect to the Issuer that would need to be described in such Shelf Registration Statement or the related prospectus or (z) the suspension of the effectiveness of such Registration Statement because the Issuer does not wish to disclose publicly a pending material business transaction that has not yet been publicly disclosed, and (ii) in the case of clause (y), the Issuer is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that if (A) in the case of a Registration Default described in clause (i)(x), such Registration Default occurs for a continuous period in excess of 30 days and (B) in the case of a Registration Default described in clause (i)(y) or (i)(z), such Registration Default occurs for a period of more than 45 days in any three-month period or more than an aggregate of 90 days in any 12-month period, then Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 6(a) will be payable in cash on the regular interest payment dates with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the applicable Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional

Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, or (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

7. Agreement to Provide Information. The Issuer shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as reasonably necessary to permit sales of its securities pursuant to Rules 144 and 144A. The Issuer will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Issuer by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

No person may participate in any Underwritten Offering hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Sections 1 and 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Issuer will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consent. Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of Additional Interest. Subject to the foregoing sentence, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Securities may be given by Holders of at least a majority in aggregate principal amount of the Securities being sold pursuant to such Registration Statement.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Issuer.

(2) if to the Dollar Note Purchasers;

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Fax No.: 203-536-7417

Attention: Ken Lang

(3) if to the Euro Note Purchasers;

c/o J.P. Morgan Securities Ltd.,

125 London Wall, London EC2Y 5AJ,

Attention: Head of EMEA Debt Capital Markets Group Legal and

Head of High Yield Syndicate

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, N.Y. 10017

Fax No.: (212) 701-5111

Attention: Michael Kaplan

(4) if to the Issuer or the Guarantors:

Momentive Specialty Chemicals, Inc.

180 East Broad Street

Columbus, OH 43215

Attention: General Counsel

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Fax No.: (212) 326-2061

Attention: William Kuesel

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f) Successors and Assigns. This Agreement shall be binding upon the Issuer, the Guarantors, and their respective successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Submission to Jurisdiction. The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(m) Judgment Currency. The obligation of the Issuer and the Guarantors in respect of any sum due to the Initial Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, each of the Issuer and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchasers against such loss. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, the Initial Purchasers agree to pay to the Issuer and the Guarantors, collectively, an amount equal to the excess of the dollars so purchased over the sum originally due to the Initial Purchasers hereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuer and the Guarantors in accordance with its terms.

MOMENTIVE PERFORMANCE MATERIALS INC, as Issuer

By	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS WORLDWIDE INC., as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS USA INC., as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS I LLC, as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS II LLC, as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS III LLC, as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

JUNIPER BOND HOLDINGS IV LLC, as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS QUARTZ, INC., as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

MPM SILICONES, LLC, as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE SOUTH AMERICA INC., as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

MOMENTIVE PERFORMANCE MATERIALS CHINA SPV INC., as a Guarantor

By	/s/ Authorized Signatory
Name:
Title:

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC, acting on behalf of itself and as the Representative of the several Dollar Note Purchasers,

By:	/s/ Authorized Signatory
Name:
Title:

J.P. MORGAN SECURITIES LTD., acting on behalf of itself and as the Representative of the several Euro Note Purchasers,

By:	/s/ Authorized Signatory
Name:
Title:

SCHEDULE A

Dollar Note Purchasers

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. Incorporated

UBS Securities LLC

Banc of America Securities LLC

Deutsche Bank Securities Inc

Goldman, Sachs & Co

BMO Capital Markets Corp.

Euro Note Purchasers

J.P. Morgan Securities Ltd.

Citigroup Global Markets Limited

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. Incorporated

UBS Limited

Merrill Lynch International

Deutsche Bank AG, London Branch

Goldman, Sachs & Co

BMO Capital Markets Corp.

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.1

The Issuer will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

1 In addition, the legend required by Item 502(b) of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus below the Table of Contents.

ANNEX D

[    ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: __________________________________
Address: ________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.